Filed Pursuant to Rule 424(b)(3)

Registration No. 333-191483

PROSPECTUS SUPPLEMENT NO. 4

To Prospectus dated February 10, 2014

3,528,580 Shares

RING ENERGY, INC.

Common Stock

This prospectus supplement no. 4 supplements the supplemented prospectus dated February 10, 2014 (the “Prospectus”), relating to the offering and resale by the Selling Stockholders identified in the Prospectus of up to 3,528,580 outstanding shares (the “Resale Shares”) of common stock, $.001 par value, of Ring Energy, Inc., a Nevada corporation (“Common Stock”). We will not receive any proceeds from the sale of any Resale Shares sold by the Selling Stockholders.

This prospectus supplement incorporates into our Prospectus the information contained in our attached current report on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2014.

You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized, except in connection with, the Prospectus, including any supplements and amendments thereto.

Our Common Stock is traded on the NYSE MKT under the symbol “REI”.  On June 19, 2014, the last reported sales price of our Common Stock was $17.48 per share.

_______________________________________________

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 7 of the Prospectus in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 20, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2014

Ring Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Loraine Street, Suite 1245 Midland, TX 79701
(Address of principal executive offices) (Zip Code)

(432) 682-7464
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Subscription Agreement

On June 18, 2014, Ring Energy, Inc. (the “Company”) closed its offering of 2,000,001 shares of common stock at $15.00 per share for gross proceeds of $30,000,015 (the “Offering”). The Company entered into Subscription Agreements (the “Subscription Agreements”) on June 17, 2014, with a small number of accredited investors (each an “Investor” and collectively, the “Investors”) to sell such shares of common stock of the Company under Section 4(a)(2) and/or Section 4(a)(5) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder (the “Private Placement”).

The Investors are entitled to certain registration rights, subject to certain limitations, with respect to the securities sold pursuant to the Private Placement (the “Registrable Securities”). Pursuant to the Subscription Agreements, on or before the 30th calendar day following the Closing, the Company has agreed to file with the United States Securities and Exchange Commission a registration statement covering all of the Registrable Securities. The Company will bear the expenses incurred in connection with the filing of any such registration statement, including all reasonable expenses incurred in performing its obligations under the Subscription Agreements.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreements, a form of which is filed as Exhibit 10.1 to this Current Report.

Credit Facility Commitment

On June 17, 2014, we entered into a commitment to establish a new senior secured revolving credit facility with SunTrust Robinson Humphrey Inc. as the lead arranger. The new, five-year credit facility is expected to have a maximum borrowing amount of $150,000,000 with an initial conforming borrowing base of $40,000,000, and upon request of the Company, an incremental non-conforming borrowing base of $20,000,000. The credit facility is expected to contain customary affirmative and negative covenants and restrictions typical for a senior secured borrowing base credit facility. Our current credit facility remains in place and will be terminated upon negotiation and execution of the new credit facility.

Item 3.02

Unregistered Sales of Equity Securities

On June 18, 2014, the Company closed its Private Placement. The shares were placed by SunTrust Robinson Humphrey Inc., acting as lead placement agent and Global Hunter Securities LLC, acting as co-placement agent in the transaction. These shares were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the Investors in the Offering was an accredited investor as defined in Regulation D. Each Investor delivered appropriate investment representations with respect to these sales and consented to the imposition of restrictive legends upon the stock certificates representing the shares of common stock. Each Investor was afforded the opportunity to ask questions of our management and to receive answers concerning the Company and terms and conditions of the Private Placement. The shares of common stock of the Company sold in the Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered or exempt from registration requirements.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” regarding the Private Placement is incorporated herein by reference.

Item 8.01

Other Events

The Company issued a press release on June 17, 2014, announcing the Private Placement and credit facility. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

10.1

Form of Subscription Agreement

99.1

Press Release dated June 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: June 20, 2014

By /s/ William R. Broaddrick

William R. Broaddrick

Chief Financial Officer

EXHIBIT 10.1

RING ENERGY, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is entered into by and between Ring Energy, Inc., a Nevada corporation (the “Company”), and the individual or entity whose name appears on the last page of this Agreement (the “Investor”).

The Investor understands that the Company proposes to offer and sell to a limited number of “accredited investors” an aggregate maximum of 2,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), at a price per share of $15.00 (the “Shares”) pursuant to Section 4(a)(2), and/or Section 4(a)(5) of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and corresponding state exemptions or preemption provisions (the “Offering”).

The Company has engaged SunTrust Robinson Humphrey, Inc. (“STRH”), as its exclusive placement agent for the offering of the Shares on a “best efforts” basis.  In connection with the Offering, notwithstanding the foregoing exclusivity provision, the Company may appoint Global Hunter Securities, LLC (“Global Hunter” and together with STRH acting in its capacity as placement agent with respect to the Offering, the “Placement Agents”) as a co-placement agent.

The Investor and the Company agree as follows:

1.

Sale of Shares

The Investor will purchase from the Company the number of Shares set forth opposite the Investor’s name on the last page of this Agreement at a price per share of $15.00.

2.

Closing; Delivery

2.1

The closing of the purchase and sale of the Shares to the Investor shall be held at the offices of the Company on the date upon which the Company accepts and signs this Agreement (the “Closing Date”), or such other location as to which the parties may agree (the “Closing”).

2.2

Delivery of Subscription Amount, Agreements, and Shares. In order to purchase the Shares, the Investor shall deliver (i) this signed Subscription Agreement, (ii) the completed Accredited Investor Questionnaire (attached hereto as Exhibit “A”), and (iii) the Stock Certificate Questionnaire (attached hereto as Exhibit “B”) to:

Ring Energy, Inc.

Attn: William R. Broaddrick

6555 S. Lewis Avenue, Suite 200

Tulsa, Oklahoma 74136

Except as may otherwise be agreed to among the Company and an Investor, upon the Company’s acceptance of such Investor’s subscription and on or prior to the business day immediately prior to the Closing, such Investor shall wire the aggregate purchase price to be paid in respect of the Shares by such Investor, in United States dollars and in immediately available funds, to a non-interest bearing account established by the Company with SunTrust Banks, Inc. as escrow agent (the aggregate amounts received being held in escrow by SunTrust Banks, Inc. as escrow agent are referred to herein as the “Escrow Amount”).

On the Closing Date, (a) the Company and the Placement Agents shall instruct SunTrust Banks, Inc. as escrow agent to deliver in immediately available funds, the Escrow Amount constituting the aggregate purchase price as follows: (1) to the Placement Agents, the fees and reimbursable expenses payable to the Placement Agents (which fees and expenses shall be set forth in such instructions), and (2) the balance of the aggregate purchase price to the Company, and (b) the Company will forward a signed copy of this Agreement to the Investor for his, her or its records and will irrevocably instruct the Company’s transfer agent to issue to the Investor a stock certificate, free and clear of all restrictive and other legends (except as expressly provided in Section 5(b) hereof), evidencing the number Shares the Investor is purchasing as is set forth on such Investor’s signature page to this Agreement.

On the Closing Date, the Company shall issue, deliver or cause to be delivered to the Investor a legal opinion of counsel to the Company, dated as of the Closing Date, executed by such counsel and addressed to the Investor and the Placement Agents.

3.

Representations and Warranties of the Company

The Company represents and warrants to the Investor and the Placement Agents that the following shall be true and correct in all material respects.

3.1

Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Company has all requisite corporate power and authority to carry on its business as presently conducted.  The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and where failure to be so qualified would not have a material adverse effect on the Company’s business as now conducted.

3.2

Corporate Power.  The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

3.3

Common Stock.  The holders of common stock, including the Shares, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.  No holder of any shares of common stock has a preemptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company.  Upon liquidation, dissolution or winding up of our company, and after payment of creditors, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.  Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.  Holders of the Company’s common stock do not have cumulative voting rights.

3.4

SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.5

Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the authorization, issuance, sale and delivery of the Shares, and the performance of all of the Company’s obligations hereunder has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.  The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and the Shares and will be free of any liens or encumbrances created by the Company; provided, however, that the Shares will be subject to restrictions on transfer under applicable securities laws as set forth herein.

3.6

Litigation.  There is no action, proceeding or investigation pending, or to Company’s knowledge threatened, against the Company or its officers, directors or stockholders, or, to the Company’s knowledge, against employees or consultants of the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

3.7

Brokers or Finders.  Except for the compensation payable to the Placement Agents, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.8

Real Property Holding Corporation.  The Company is not a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

3.9

Shell Company Status.  The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company.

3.10

OFAC.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.11

Foreign Corrupt Practices.  Neither the Company, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.12

AML.  The operations of the Company are in compliance with, and have not violated, applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of other applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company and the Placement Agents as follows:

4.1

Authorization.  This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

4.2

Accredited Investor.  At the time the Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

4.3

Restricted Securities.  The Investor understands that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC.

4.4

Investment Purpose. The Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Investor does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The Investor is acquiring the Shares hereunder in the ordinary course of its business. The Investor does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; the Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

4.5

Limitations on Resale; Restrictive Legend.  The Investor acknowledges that he, she, or it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder.  The Investor also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

4.6

Information.  The Investor, or if the Investor is any entity, its undersigned representative, has been furnished (i) with all requested materials relating to the business, finances, management, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the Investor by the Company.  Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the Offering.  Such Investor understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Shares and such Investor has not relied on the business or legal advice of the Placement Agents or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Investor in connection with the transactions contemplated herein.

4.7

Documents.  The Investor, or if the Investor is any entity, its undersigned representative, has received and read this Subscription Agreement and each representation, warranty, and covenant set forth herein.  The Investor has also had access to the SEC Reports filed by the Company with the SEC.  Such person has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

4.8

Knowledge and Experience in Business and Financial Matters.  The Investor, either individually or together with his, her, or its purchaser representative, has such knowledge, sophistication and experience in business and financial matters that he, she, or it is capable of evaluating the merits and risks of the prospective investment, and that the financial capacity of such party is of such proportion that the total cost of such person’s commitment in the Shares would not be material when compared with his, her, or its total financial capacity.

4.9

No Advertisements.  The Investor is not purchasing the Shares as a result of any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting or any other general advertisement.

4.10

Relationship to Company.  The Investor, either individually or, if an entity, through its representative, has a preexisting personal or business relationship with the Company or one of its officers, directors, or controlling persons, or, by reason of his or her business or financial experience (or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company), the Investor has the capacity to protect his, her, or its own interests in connection with the purchase of the Shares.

4.11

Certain Trading Activities.  Other than with respect to the transactions contemplated herein, since the time that the Investor was first contacted by the Company or the Placement Agents regarding the transactions contemplated hereby, neither the Investor nor any person acting on behalf of or pursuant to any understanding with the Investor, effected or agreed to effect any purchases or sales of the equity securities of the Company (including, without limitation, any short sales involving the Company’s equity securities). Notwithstanding the foregoing, in the event the Investor is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of the Investor’s or any such affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s or its affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement.  Other than to persons party to this Agreement, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

4.12

No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.13

Regulation M.  The Investor is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Investor.

4.14

Brokers or Finders.  The Investor has not engaged any brokers, finders, or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder’s fee or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

4.15

Residency.  The Investor’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below the Investor’s name on its signature page hereto.

5.

Transfer Restrictions

(a)

Compliance with Laws.  Notwithstanding any other provision of this Section 5, the Investor covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws.  In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 5(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Investor under this Agreement with respect to such transferred Shares.

(b)

Legends.  Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 5(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the transferee of the pledge.  No notice shall be required of such pledge, but the Investor’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  The Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between the Investor and its pledgee or secured party.  At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares. The Investor acknowledges and agrees that, except as otherwise provided in Section 5(c), any Shares subject to a pledge or security interest as contemplated by this Section 5(b) shall continue to bear the legend set forth in this Section 5(b) and be subject to the restrictions on transfer set forth in Section 5(a).

(c)

Removal of Legends.  The legend set forth in Section 5(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Investor is selling pursuant to the effective registration statement registering the Shares for resale, the Investor agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  Following the earlier of (i) the date on which the initial Registration Statement filed pursuant to Section 4.3 of this Agreement is first declared effective by the Commission (the “Effective Date”) or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall cause the Company’ counsel to issue to the transfer agent any legal opinion required by the transfer agent.  Following the Effective Date, or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than three (3) trading days following the delivery by the Investor to the Company (with notice to the Company) of a legended certificate representing Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), and an opinion of counsel to the extent required by Section 5(a) (such third (3rd) trading day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 5(c).  Certificates for Shares subject to legend removal hereunder may be transmitted by the transfer agent to the Investor by crediting the account of the Investor’s prime broker with DTC as directed by such Investor.

6.

Registration of Shares

6.1

Registration Rights; Furnishing of Information; Public Information.

(a)

On or before the 30th calendar day following the Closing, the Company agrees to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or such other registration statement as the case may be) covering the resale of the Shares for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Shares, by such other means of distribution of the Shares as the Investors may reasonably specify.

(b)

The Company agrees to cause the Shares to be registered under Section 12(g) of the Exchange Act on or before the 90th calendar day (or, in the event of a “significant” acquisition by the Company requiring the filing of pro forma financial statements with the SEC, the 120th calendar day) following the Closing. Until the earlier of the time that no Investor owns Shares and the third anniversary of the date of this Agreement, the Company covenants to maintain the registration of the Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information, if any, as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, to the extent required from time to time to enable such Investor to sell such Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(c)

In addition to Investor’s other available remedies, the Company shall pay to each Investor, in cash, as partial liquidated damages and not as a penalty, 1.00% of the aggregate purchase price of the Shares purchased by such Investor if the Shares are not registered under Section 12(g) of the Exchange Act on or before the 90th calendar day (or, in the event of an acquisition by the Company requiring the filing of pro forma financial statements with the SEC, the 120th calendar day) following the Closing. For each 30-day period thereafter for which the Shares are not registered, the Company shall pay to each Investor, in cash, as partial liquidated damages and not as a penalty, an additional 1.00% of the aggregate purchase price of the Shares purchased (or then held, as applicable) by such Investor. In no event shall, the aggregate amount of liquidated damages payable to an Investor exceed, in the aggregate, 6.00% of the aggregate purchase price paid by such Investor pursuant to the Agreement.

6.2

Indemnification.

(a)

Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell the Shares to be registered pursuant to Section 6.1 (the “Registrable Securities”) as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor expressly for use in a registration statement, such prospectus or in any amendment or supplement thereto or (ii) the use by such Investor of an outdated, defective or otherwise unavailable prospectus after the Company has notified such Investor in writing that the prospectus is outdated, defective or otherwise unavailable for use by such Investor.  The Company shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by the Investor.

(b)

Indemnification by Investor. The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Investor’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Investor to the Company expressly for inclusion in such registration statement or such prospectus or (ii) to the extent, but only to the extent, that such information relates to such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor expressly for use in a registration statement, such prospectus or in any amendment or supplement thereto or (iii) to the extent, but only to the extent, related to the use by such Investor of an outdated, defective or otherwise unavailable prospectus after the Company has notified such Investor in writing that the prospectus is outdated, defective or otherwise unavailable for use by such Investor.  In no event shall the liability of the Investor under this Section 6.2(b) be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)

Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding, or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d)

Contribution. If the indemnification under Section 6.2(a) or 6.2(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.2(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.2(d), the Investor shall not be required to contribute pursuant to this Section 6.2(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.3

Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares to the Investors in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.4

Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other person acting on its behalf, have provided any Investor or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. Furthermore, the Company covenants and agrees that if any material non-public information was disclosed to the Investor by the Company, the Investor shall have no duty of confidentiality after such Press Release has been issued and the associated Form 8-K has been filed.  The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.5

Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the trading market on which it is currently listed, and concurrently with the Closing, if required, the Company shall apply to list or quote all of the Shares on such trading market. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other trading market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market.

6.6

Equal Treatment of Investors.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

6.7

Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

6.8

Securities Laws Disclosure; Publicity.  By 9:00 a.m., New York City time, on the trading day immediately following the date of this Agreement, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Placement Agents disclosing all material terms of the transactions.  From and after the issuance of the Press Release, the Company  shall not provide the Investor with any material, non-public information other than the information that is disclosed in the Press Release unless the Investor shall have executed a written agreement regarding the confidentiality and use of such information.  To the Company’s knowledge, no Investor is in possession of any non-public information other than that information disclosed in the Press Release and contained in filings with the SEC. The Investor covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 6.8, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

7.

Miscellaneous

7.1

Notices.  All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

Investor:

See the address set forth on the signature page of this Agreement.

Company:

6555 S. Lewis Avenue, Suite 200

Tulsa, Oklahoma 74136

Attn:  William R. Broaddrick

with copy to:

Mark L. Jones

c/o Burleson LLP

700 Milam Street, Suite 1100

Houston, Texas 77002

7.2

Default.  Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.

7.3

Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

7.4

Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.  This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that each of the Placement Agents is an intended third party beneficiary of Sections 3 and 4 hereof.

7.5

Partial Invalidity.  If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

7.6

Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

7.7

Interpretation of Agreement.  This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

7.8

Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

7.9

Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

7.10

Amendment.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in interest of the Shares or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.11

Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

7.12

Headings.  The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

7.13

Counterparts.  This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

7.14

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles and will be binding upon and shall inure to the benefit of the Parties and the Shareholder and their successors and assigns.

7.15

Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

7.16

Termination. This Agreement and the obligations of the parties hereunder may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the Company, if the Closing has not been consummated by 5:00 pm Eastern Standard Time on or before June 17, 2014; provided, however, that the right to terminate this Agreement under this Section 7.16 shall not be available to any Investor whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

7.17

Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under this Agreement is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been cancelled.

7.18

No Publicity.   The Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release or public statement, filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Investor, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior written notice of such disclosure and such other party shall be given a reasonable period of time to review such disclosure and provide comments.

[REMAINDER OF PAGE LEFT BLANK -

SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

Shares:
Investment $:
NOMINEE NAME (Name As it Appears Stock Certificate)

Signature

Print Name

Date: ________________________ ________, 2014

Name of Entity (if Applicable)

Tax ID/SSN No.:

Address for Notice:

Telephone No.:
Facsimile No.:
E-Mail Address:
Attention:

Delivery Instructions

(if different than above)

C/O:

_______________________________

Street:

_______________________________

City/State/Zip:

_______________________________

Attention:

_______________________________

Telephone No.:

_______________________________

The foregoing Agreement is hereby confirmed and accepted by the Company as of ___________, 2014.

Ring Energy, Inc.

By:

_________________________________

Its:

_________________________________

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the common stock (the “Securities”), of Ring Energy, Inc. (the “Corporation”).  The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.  The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

*************************************

PART A.

BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:
(Number and Street)

(City)		(State)	(Zip Code)

Telephone Number:	( )

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:
State of formation:	Approximate Date of formation:

Were you formed for the purpose of investing in the securities being offered?

Yes ____

No ____

If an individual:

Residence Address:
(Number and Street)

(City)		(State)	(Zip Code)

Telephone Number:	( )

Age:	Citizenship:		Where registered to vote:

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

___________________________________________________________________________

Are you a director or executive officer of the Corporation?

Yes ____

No ____

Social Security or Taxpayer Identification No.__________________________________

PART B.

ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Securities of the Company.

__ (1)

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__ (2)

A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

__ (3)

An insurance company as defined in Section 2(13) of the Securities Act;

__ (4)

An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

__ (5)

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__ (6)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__ (7)

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__ (8)

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__ (9)

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

__ (10)

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

 ___(11)

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

___(12)

A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___(13)

An executive officer or director of the Company;

___(14)

An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

PART C.

SELLING STOCKHOLDER AND BENEFICIAL OWNERSHIP INFORMATION

1.

Name.

(a)

Full Legal Name of Selling Stockholder:

(b)

Full Legal Name of registered holder of (if not the same as (a) above) through which Shares listed in Item 3 below are held:

(c)

Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.

Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person
E-mail address of Contact Person:

3.

Beneficial Ownership of Shares Issuable Pursuant to the Subscription Agreement:

(a)

Type and Number of Shares beneficially owned and issued pursuant to the Agreement:

(b)

Number of shares of Common Stock to be registered pursuant to this Agreement for resale:

4.

Broker-Dealer Status:

(a)

Are you a broker-dealer?

Yes      .

No      .

(b)

If “yes” to Section 4(a), did you receive your Shares as compensation for investment banking services to the Company?

Yes      .

No      .

Note:

If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)

Are you an affiliate of a broker-dealer?

Yes      .

No      .

Note:

If yes, provide a narrative explanation below:

(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Shares in the ordinary course of business, and at the time of the purchase of the Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Shares?

Yes      .

No      .

Note:

If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.

Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Shares listed above in Item 3.

Type and amount of other securities beneficially owned:

_______________________________________________________________________________

_______________________________________________________________________________

6.

Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

PART D.

INVESTOR SIGNATURE

A.

FOR EXECUTION BY AN INDIVIDUAL:

By:

_______________________________

Print Name:

_______________________________

Date:

_______________________________

B.

FOR EXECUTION BY AN ENTITY:

Name of Entity:

_______________________________

By:

_______________________________

Print Name:

_______________________________

Attention:

_______________________________

Telephone No.:

_______________________________

EXHIBIT B

Stock Certificate Questionnaire

Pursuant to Section 2.2 of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)) (the “Registered Holder”). You may use a nominee name if appropriate:

2.	The relationship between the Investor of the Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

June 17, 2014	NYSE MKT: REI

RING ENERGY, INC. ANNOUNCES $30 MILLION

PRIVATE PLACEMENT OF COMMON STOCK

Company Also Establishes New Credit Facility

Midland, TX. June 17, 2014 – Ring Energy, Inc. (NYSE MKT: REI) (“Ring” or the “Company”) today announced it has entered into a definitive agreement with a group of institutional investors to issue 2,000,000 restricted shares of the Company’s common stock at a price of $15.00 per share for approximately $30 million in gross proceeds. The private offering is expected to close on or about June 17th, 2014, subject to customary closing conditions. The shares were placed by SunTrust Robinson Humphrey, Inc., acting as lead placement agent and Global Hunter Securities, LLC, acting as co-placement agent in the transaction. The shares of common stock offered and sold to the investors pursuant to the securities purchase agreement will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company also announced today it has entered into an agreement to establish a new senior secured revolving credit facility with SunTrust Robinson Humphrey, Inc. as the lead arranger. The new, five-year credit facility will have a maximum borrowing amount of $150,000,000 with an initial borrowing base of $40,000,000. The prior credit facility had a $25,000,000 borrowing base.

Ring’s CEO, Mr. Kelly Hoffman, commented, “With the receipt of these funds and the establishment of our new credit facility, we now have the resources at hand to step up our leasing activity and accelerate our current Permian development program by adding a third drilling rig in the late third quarter or early fourth quarter of this year. We will continue to aggressively seek and focus on acquisition opportunities that complement our existing properties and offer increased shareholder value through additional drilling locations and reserves.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Ring Energy nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development and production company with current operations in Texas and Kansas.

www.ringenergy.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve a wide variety of risks and uncertainties, including, without limitations, statements with respect to the Company’s strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2013, its Form 10-Q for the quarter ended March 31, 2014 and its other filings with the SEC.. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

For further information contact:

Bill Parsons, K M Financial, Inc.

(702) 489-4447